                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39160) pertaining to the Three Rivers Bancorp, Inc. Stock Option Plan and the Registration Statement (Form S-8 No. 333-39166) pertaining to the Three Rivers Bancorp, Inc. Long-Term Incentive Plan of our report dated January 17, 2002, with respect to the consolidated financial statements of Three Rivers Bancorp, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001.


                                                /S/  Ernst and Young LLP


Pittsburgh, Pennsylvania
March 18, 2002